UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2004 (May 3, 2004)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

000-29815
(Commission File Number)
Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado 80021
(Address of principal executive offices and Zip Code)

(303) 426-6262
Registrant’s telephone number, including area code

Item 5.    Other Events and Required FD Disclosure.

On May 3, 2004, Allos Therapeutics, Inc., a Delaware corporation (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) Oncologic Drugs Advisory Committee (“ODAC”) did not recommend approval of the company’s investigational radiation sensitizer RSR13 (efaproxiral) as an adjunct to whole brain radiation therapy for the treatment of patients with brain metastases originating from breast cancer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits

(c)	Exhibits

99.1	Press Release, dated May 3, 2004, entitled “FDA Advisory Committee Does Not Recommend Approval of RSR13 as Adjunctive Therapy for the Treatment of Brain Metastases Originating From Breast Cancer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 4, 2004

ALLOS THERAPEUTICS, INC.

By:	/s/ Michael E. Hart
Michael E. Hart
Its:	President and Chief Executive Officer